EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (a) AND (b) OF SECTION 1350,

CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”), the undersigned, Juliet Markovich, Chief Financial Officer of MicroMed Cardiovascular, Inc. (the “Company”), hereby certifies that, to her knowledge:

(1) the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2007

By:	/s/ Juliet Markovich
Juliet Markovich
Chief Financial Officer